PROXY STATEMENT
                           OF WESTMORELAND COAL

                     Securities and Exchange Commission
                          Washington D.C. 20549

                        SCHEDULE 14a INFORMATION
             Proxy Statement Pursuant to Sections 14(a) of the
                 Securities Exchange Act of 1934

Filed by the Registrant [  ]
Filed by a party other than the Registrant [X]
Check the appropriate box:
      [  ]  Preliminary Proxy Statement
      [  ]  Confidential, for use of the Commission Only
            (as permitted by Rule 14a-6(e)(2))
      [  ]  Definitive Proxy Statement
      [  ]  Definitive Materials
      [X ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule
14(a)-12
__________________________________________________________________

                       Westmoreland Coal Company
__________________________________________________________________

             (Name of Registrant as Specified in Its Charter)

              Westmoreland Committee To Enhance Share Value

__________________________________________________________________

              (Name of Person(s) Filing Proxy Statement,
               if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X ]  No Fee Required.
[ ] Fee computer on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
        (1) Title of each class of securities to which transaction applies:

__________________________________________________________________
        (2) Aggregate number of securities to which transaction applies:

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        (3)  Per Unit price or other underlying value of transaction computer pursuant to Exchange Act Rule 0-11:

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        (4) Proposed maximum aggregate value of transaction:

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        (5) Total fee paid:

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[  ]  Fee paid previously with preliminary proxy materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

        (1)  Amount Previously Paid:

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        (2)  Form, Schedule or Registration Statement No.:

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        (3)  Filing Party:

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        (4)  Date Filed:

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1 Set forth the amount on which the filing fee is calculated and state how it was determined.

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The following is added text of a Web Site at
freedomforshareholders.com.

FREEDOM FOR SHAREHOLDERS
(This appears on the home page)
(a button on this page takes the viewer to the next page which offers the following choices)

Filings with SEC
Appraisals
Bodington & Company
Concerned Shareholder Letters
Meet Our Team
Other Voices
(the button on Filings with SEC takes the viewer to the recently filed preliminary proxy statement of the Committee to Enhance
Share Value)
(the remaining pages contain a statement that the page is under construction)


The new information will be contained in the Meet Our Team section.

Kurt M. Heyman - is a director of The Bayard Firm of attorneys. Kurt concentrates his practice in the areas of corporate litigation, including corporate governance, partnership, and contracts, among other areas. The majority of Kurt's practice has been before the Delaware Court of Chancery in a variety of corporate and partnership disputes, including stockholder actions.

Vernon R. Proctor - Vernon is a director of The Bayard Firm where he principally focuses his law practice on corporate and commercial litigation in the Delaware Court of Chancery. He has represented both stockholders and major corporations in litigation involving contested elections of directors and other complex issues of Delaware corporate and limited partnership law. In addition to being admitted to practice in all Delaware State Courts, Vernon is also a member of the US District Court for the District of Delaware and the US Courts of Appeals for the Third and Federal Circuits.